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Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-56, 333-17977, 333-45291) pertaining to the 1992 Stock
Plan, 1995 Employee Stock Purchase Plan, 1995 Director Option Plan, and the 1997 Stock Plan of Perclose, Inc., of our report dated April 29, 1998, with respect to the financial statements and schedule of Perclose, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1998.



                                                   ERNST & YOUNG LLP



San Jose, California
June 16, 1998